UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 3, 2018

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road

Building III, Suite 200

Austin, TX 78746

(Address of principal executive offices, including zip code)

(512) 961-1891

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Savara Inc. (“Savara”) previously entered into executive employment agreements dated March 9, 2017 (the “Employment Agreements”) with each of Robert Neville, Taneli Jouhikainen, and David Lowrance (each an “Executive” and collectively, the “Executives”). Upon the recommendation of the Compensation Committee of the Board of Directors, on August 3, 2018, Savara entered into amendments to the Employment Agreements with each of the Executives (the “Amendments”). The Amendments amend each of the Employment Agreements to change the amount of the cash severance payment received by the Executive in the event Savara terminates such Executive’s employment other than for “cause” (as defined in the Employment Agreements), death, or disability, or the Executive resigns from such employment for “good reason” (as defined in the Employment Agreements), (i) from six months to twelve months of the Executive’s base salary if the termination or resignation occurs outside a “change of control period” (as defined in the Employment Agreements), and (ii) from twelve months to eighteen months of the Executive’s base salary if the termination or resignation occurs during a change of control period. The remaining terms of the Employment Agreements remain unchanged.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, which the Company plans to file with its Form 10-Q for the period ended June 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2018		SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance
Chief Financial Officer